SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION
                           LOAN AND SECURITY AGREEMENT



                                     DATED:

                                 October 3, 2005



                                 BY AND BETWEEN:



                             TECTONIC NETWORK, INC.,
                             a Delaware corporation
                                  ("Borrower")

                                       AND

                          BOSTON EQUITIES CORPORATION,
                              a Nevada corporation
                                   ("Lender")

               SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION
                           LOAN AND SECURITY AGREEMENT

      This Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (the "Agreement") is entered into as of October 3, 2005, by and among Tectonic Network, Inc., a Delaware corporation ("Borrower") and Boston Equities Corporation, a Nevada corporation ("Lender").

                                    RECITALS

      WHEREAS, on October 3, 2005 (the "Petition Date"), Borrower (also sometimes referred to herein as "Debtor"), commenced a Chapter 11 case, Case No. 0578966-JEM (the "Case") in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court"), and continues to operate it business and manage its properties as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

      WHEREAS, on October 3, 2005, Borrower, its subsidiary Tectonic Solutions, Inc., a Georgia corporation ("Subsidiary") and Lender entered into that Asset Purchase Agreement (as at any time amended, modified or supplemented, the "Asset Purchase Agreement") pursuant to which Borrower has agreed to sell to Lender and Lender has agreed to purchase substantially all of Borrower's assets used in its business, as further described in the Asset Purchase Agreement, on the terms and conditions set forth therein and subject to approval of the Bankruptcy Court (the "Transaction"); and

      WHEREAS, in order for the Borrower to continue its operations as debtor-in-possession in the Case pending consummation of the Transaction, Borrower has requested that Lender provide a senior secured, super-priority debtor-in-possession loan of up to $1,000,000.00, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS.

      As used herein, the following terms shall have the meanings set forth below:

      "Account" means Borrower's now owed or hereafter acquired right, title and interest with respect to "accounts" as such term is defined in the Code, and any and all Supporting Obligations in respect thereof.

      "Account Debtor" means any Person who may become obligated under, with respect to, or on account of, an Account, Chattel Paper or General Intangible.

      "Advances" has the meaning set forth in SECTION 3(A).

      "Asset Purchase Agreement" has the meaning set forth in the preamble of this Agreement.

      "Avoidance Actions" means claims of Borrower under sections 502(d), 544, 545, 547, 548, 549, 550 or 551 of the Bankruptcy Code.

      "Bankruptcy Code" means Title 11 of the United States Code, as in effect from time to time.

      "Bankruptcy Court" has the meaning set forth in the preamble to this Agreement.

      "Blocked Account" means the Deposit Account of Borrower that is subject to a tri-party agreement regarding such account with Laurus Master Fund, Limited identified as account no. 270405 618 9 maintained at North Fork Bank, New York, New York.

      "Books" means Borrower's now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's records relating to its business operations or financial condition, and all of its goods or General Intangibles relating to such information).

      "Borrower" has the meaning set forth in the preamble to this Agreement.

      "Budget" means the Budget attached hereto as EXHIBIT "A" covering the period from the Petition Date through and including December 31, 2005, together with any replacement budget delivered thereafter that is satisfactory to Lender in its reasonable discretion.

      "Business Day" means any day, other than a Saturday or Sunday, on which national banks in San Diego, California, are not authorized or required by governing law or regulation to be closed.

      "Carve-Out" shall mean the "Carve-Out" as such term is defined in the Interim Order and/or Final Order, as approved by Lender.

      "Case" has the meaning set forth in the preamble to this Agreement.

      "Cash Collateral" has the meaning ascribed to such term in Section 363(a) of the Bankruptcy Code.

      "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title and interest in respect to "chattel paper" as such term is defined in the Code, including, without limitation, any tangible or electronic chattel paper.

      "Code" means the California Uniform Commercial Code, as in effect from time to time.

      "Collateral" means all of Borrower's now owned or hereafter acquired right, title and interest in and to each of the following, whether existing or acquired before, on or after the Petition Date: (a) Accounts, (b) Books, (c) Chattel Paper, (d) Commercial Tort Claims, (e) Deposit Accounts, (f) Equipment,
(g) General Intangibles, (h) Inventory, (i) Investment Property, (j) Negotiable Collateral, (k) Supporting Obligations, (l) Avoidance Actions and claims therefor or relating thereto or recoveries in connection therewith, (m) money, cash, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, (n) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Supporting Obligations, Avoidance Actions, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and (o) to the extent not included in the foregoing, all other personal property of Borrower of any kind or description.

      "Collateral Disposition" has the meaning ascribed to such term in SECTION 7 hereof.

      "Commercial Tort Claims" means any Person's now owned or hereafter acquired right, title and interest with respect to any "commercial tort claim" as such term is defined in the Code.

      "Commitment Termination Date" means the earliest to occur of (a) November 30, 2005, as such date may be extended from time to time by prior written agreement of Borrower and Lender, (b) the date on which the Transaction is consummated, (c) the date on which the Asset Purchase Agreement is terminated or the date on which any motion or proceeding to approve the Transaction or related sale procedure order is denied, (d) the date on which substantially all or a material portion of the assets covered by the Asset Purchase Agreement are sold by Borrower to a Person other than Lender or the date on which a sale of substantially all or a material portion of the assets covered by the Asset Purchase Agreement to a Person other than Lender is approved, and (e) upon the occurrence of a Potential Event of Default or an Event of Default (unless waived by Lender) or the date on which the Loan Commitment otherwise terminates in accordance with this Agreement.

      "Debtor" has the meaning set forth in the preamble to this Agreement.

      "Default Rate" has the meaning ascribed to such term in SECTION 4(A) hereof.

      "Deposit Account" means Borrower's now owned or hereafter acquired right, title and interest with respect to "deposit accounts" as such term is defined in the Code.

      "Designated Account" means the segregated debtor-in-possession Deposit Account of Borrower into which loan proceeds shall be advanced, as consented to by Lender.

      "DIP Liens" has the meaning ascribed on such term in SECTION 8(J) hereof.

      "DIP Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether such performance is then required as contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amount of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising on and after the Petition Date under this Agreement, the Promissory Note, any Loan Documents or any DIP Order. The term includes all principal, interest, fees, charges, expenses, attorneys' and other advisors' and consultants' fees and any other sum chargeable to Borrower under this Agreement, the Promissory Note, any Loan Documents or any DIP Order.

      "DIP Order" means any Interim Order or Final Order which is in effect as of the date in question.

      "DIP Priming Lien" has the meaning ascribed to such term in SECTION 8(J) hereof.

      "DIP  Super-Priority  Claim"  has the  meaning  ascribed  to such  term in
SECTION 8(K) hereof.

      "Dollars" or "$" means United States dollars.

      "Effective Date" means the date on which all of the conditions precedent set forth in SECTION 12 hereof have been met by Borrower or waived by Lender in its sole discretion.

      "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

      "Event of Default" has the meaning ascribed to such term in SECTION 10(A) hereof.

      "Existing Secured Lender" means Laurus Master Fund, Limited.

      "Final Order" means an order of the Bankruptcy Court, in form and substance acceptable to Lender, entered in the Case after a final hearing under Bankruptcy Rule 4001(c)(2) and from which no appeal has been timely filed, or if timely filed, such appeal has been dismissed (unless Lender waives such requirement), together with all extensions, modifications and amendments thereto, that among other matters but not by way of limitation, authorizes Borrower to obtain credit and incur DIP Obligations, and grant DIP Liens under this Agreement and other Loan Documents in favor of Lender to secure the DIP Obligations, and provides for the super-priority of Lender's claims and provides for the termination of the automatic stay under Section 362 of the Bankruptcy Code to permit Lender to effectuate the provisions of the Loan Documents and to exercise its remedies, all as set forth in such Final Order.

      "Final Order Date" means the date that the Final Order is entered by the Bankruptcy Court.

      "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "general intangibles" as that term is defined in the Code, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, and any and all Supporting Obligations in respect thereof, and any other personal property other than goods, money, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Investment Property, Negotiable Collateral and Avoidance Actions (except to the extent Avoidance Actions otherwise constitute general intangibles).

      "Interim Order" means an order of the Bankruptcy Court, in form and substance acceptable to Lender in its discretion, entered in the Case pursuant to Sections 363 and 364 of the Bankruptcy Code and from which no appeal has been timely filed, or if timely filed, such appeal has been dismissed (unless Lender waives such requirement), which, among other matters but not by way of limitation, authorizes Borrower to obtain credit and incur DIP Obligations, and grant DIP Liens under this Agreement and other Loan Documents in favor of Lender to secure the DIP Obligations, and provides for the super-priority of Lender's claims and provides for the termination of the automatic stay under Section 362 of the Bankruptcy Code to permit Lender to effectuate the provisions of the Loan Documents and toe exercise its remedies, all as set forth in such Interim Order.

      "Interim Order Date" means the date that the Interim Order is entered by the Bankruptcy Court.

      "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

      "Investment Property" means any Person's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all Supporting Obligations in respect thereof.

      "Lender" has the meaning set forth in the preamble of this Agreement.

      "Loan" has the meaning ascribed to such term in SECTION 3(A).

      "Loan Amount" means up to $1,000,000.00.

      "Loan Commitment" means at any time the commitment of Lender to make the Loan and/or Advances in accordance with SECTION 3 hereof.

      "Loan Documents" means this Agreement (together with all exhibits and schedules hereto), the Promissory Note, the Interim Order, the Final Order, any other note executed by Borrower in connection with this Agreement, and any other agreement entered into, now or in the future, by Borrower in connection with this Agreement.

      "Maturity Date" means the earliest to occur of (a) December 31, 2005, (b) the date on which the Transaction is consummated, or (c) the date on which Borrower sells substantially all or a material portion of the assets covered by the Asset Purchase Agreement to a Person other than Lender.

      "Negotiable Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts and documents, and any and all Supporting Obligations in respect thereof.

      "Permitted Encumbrances" has the meaning ascribed to such term in SECTION 8(J) hereof.

      "Person" has the meaning ascribed to such term in SECTION 2 hereof.

      "Petition Date" means October 3, 2005.

      "Promissory Note" means the promissory note of even date herewith executed by Borrower in favor of Lender.

      "Post-Petition Expenses" has the meaning ascribed to such term in SECTION 5(A) hereof.

      "Potential Event of Default" means the existence of any act, event or condition which would, with or without notice (if no notice is required under the Loan Documents), the passage of time or both, constitute an Event of Default.

      "Supporting Obligations" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "supporting obligation" as that term is defined in the Code.

      "Transaction" has the meaning set forth in the preamble of this Agreement.

      SECTION 2. RULES OF INTERPRETATION.

      As used herein: (a) the terms "include," "including" and forms thereof mean inclusive without limitation; (b) the term "day" means calendar day, except when used in the defined term "Business Day"; (c) the term "Person" means any individual, corporation, partnership, limited liability company, trust, governmental authority, or other entity of any kind; (d) singular words shall connote the plural as well as the singular and vice versa as the context requires; (e) each gender will include any other gender; (f) the words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof; and (g) references to "Articles," "Sections," "Exhibits" and other parts or subdivisions are to the corresponding Articles, Sections, Exhibits or parts or subdivisions of this Agreement, unless otherwise specified. Any reference in any of the Loan Documents to any Loan Document or other document or exhibit shall mean such Loan Document or other document or exhibit as it may from time to time be supplemented, modified, amended or extended in accordance with the terms of this Agreement.

      SECTION 3. LOAN.

            (A) LOAN ADVANCES. Subject to the terms and conditions of this Agreement and provided no Event of Default or Potential Event of Default shall exist, Lender agrees to make a loan (the "Loan") to Borrower in an amount of up to the Loan Amount. The Loan shall be disbursed in two installments (each an "Advance") as follows: (i) on the Interim Order Date or October 7, 2005, whichever is later (or such other date as Borrower may request and Lender may agree to make such advance), Lender agrees to make an Advance of a portion of the Loan to Borrower in an amount equal to $500,000.00, and (ii) on the Final Order Date or November 1, 2005, whichever is later (or such other date as Borrower may request and Lender may agree to make such advance), Lender agrees to make an Advance to Borrower in an amount equal to $500,000.00, representing the remaining portion of the Loan. Notwithstanding the foregoing, Lender shall not be required to make any Advance after the Commitment Termination Date.

            (B) PROCEDURE FOR ADVANCES. Each Advance shall be made on the applicable funding date, and shall be deposited directly to the Designated Account.

      SECTION 4. INTEREST AND PAYMENTS.

            (A) INTEREST ON LOAN. Borrower shall pay interest on the principal amount outstanding of the Loan at the rate of 10% per annum, which interest shall be due and payable on the Maturity Date. So long as any Event of Default has occurred and is continuing, the interest rate applicable to the Loan shall be increased by two percentage points (2%) per annum above the rate of interest otherwise applicable hereunder (the "Default Rate"), and the Loan shall bear interest at the Default Rate from the initial date of such Event of Default until that Event of Default is cured or waived.

            (B) PRINCIPAL. All outstanding principal and all accrued and unpaid interest shall be due and payable on the Maturity Date.

            (C) PAYMENTS BY BORROWER.

                  (I) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. All payments shall be remitted to Lender and all such payments, and all proceeds of Collateral received by Lender, shall be applied as follows: first, to pay any expenses then due to Lender under the Loan Documents, until paid in full, second, so long as no Event of Default has occurred and is continuing, to pay interest on all Advances under the Loan until paid in full, and third, so long as no Event of Default has occurred and is continuing, to pay all principal amounts then due and payable with respect to the Loan until paid in full; provided if an Event of Default has occurred and is continuing, all such amounts shall be applied to the DIP Obligations in such order as Lender shall determine.

            (D) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 365 day year (366 for leap years) for the actual number of days elapsed.

            (E) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deemed applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, the , ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the DIP Obligations to the extent of such excess.

            (F) DESIGNATED ACCOUNT. Lender is authorized to make the Advances directly to the Designated Account. Borrower agrees to establish and maintain the Designated Account for the purpose of receiving the proceeds of the Advances made by Lender hereunder.

      SECTION 5. FEES.

            (A)  EXPENSES  AND  ATTORNEYS  FEES.  Borrower  agrees  to  pay  and reimburse Lender for all out-of-pocket fees, charges, costs and expenses (including, without limitation, all filing and recording fees, reasonable consultants', attorneys', financial advisors', and paraprofessionals' fees and expenses, and allocated costs of internal legal staff and audit expenses) incurred by Lender in connection with or relating to (i) the negotiating, preparing, executing, and/or closing the Loan (subject to the provisions in this Section below), (II) the preservation, enforcement and/or protection of the rights and/or remedies of Lender under this Agreement, any Loan Document, any related agreement (which is acknowledged to exclude the Asset Purchase Agreement) or any DIP Order, whether or not action is filed, and (iii) the enforcement of the terms of this Agreement, any Loan Document, any related agreement or any DIP Order, or to collect any payments due and owing hereunder or thereunder (whether or not action is filed) (collectively, "Post-Petition Expenses"). The Post-Petition Expenses shall be deemed part of the DIP
Obligations when incurred, secured by the Collateral, shall bear interest thereon at the rate applicable under this Agreement and shall be payable on demand. Notwithstanding the foregoing, Borrower shall not be required to pay to Lender the amounts set forth in SECTION 5(A)(I) if there shall not occur any Potential Event of Default or an Event of Default hereunder; provided, even if no Potential Event of Default nor Event of Default shall occur hereunder, such amounts set forth in SECTION 5(A)(I) shall be payable to Lender by Borrower as part of the expenses included in the "Break-Up Fee" if such "Break-Up Fee" becomes due to Lender pursuant to the terms of the Asset Purchase Agreement or related order of the Bankruptcy Court.

      SECTION 6. USE OF LOAN PROCEEDS.

      Borrower shall utilize the Loan proceeds solely to fund the types and corresponding amounts of itemized expenditures set forth in the Budget during the time periods specified in such Budget; provided, however, without limiting the foregoing, no Loan proceeds shall be used, directly or indirectly, without the prior written consent of Lender: (i) to pay any fees or similar amounts payable to any Person who has proposed or may propose to purchase interests in Borrower or who otherwise has proposed or may propose to invest in Borrower (including so-called "topping fees," "exit fees," and similar amounts); (ii) to make any distribution under a plan of reorganization in the Case; (iii) to finance in any way any adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type relating to or in connection with this Agreement or any of the Loan Documents or the Asset Purchase Agreement or agreements or instruments entered into in connection therewith; (iv) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Lender or its rights and remedies under this Agreement, any DIP Order, any other Loan Document or the Asset Purchase Agreement; (v) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body; (vi) to make any payment to any professional person (including without limitation any attorney) in the Case except as to Borrower's counsel as expressly provided in the Budget; or (vii) to make any payment on any pre-petition debt or claim.

      SECTION 7. APPLICATION OF COLLATERAL PROCEEDS.

      The proceeds of any disposition of, or other realization upon, all or any part of the Collateral (each, a "Collateral Disposition") shall be immediately applied to repay the DIP Obligations in the order of priority as set forth above; provided, nothing in this SECTION 7 shall act as a consent to any Collateral Disposition not expressly permitted elsewhere in this Agreement.

      SECTION  8.  SECURITY  INTEREST;  PRIORITY  AND  LIENS;  WAIVER OF PRIMING
RIGHTS.

            (A) GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all of the DIP Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender's liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower.

            (B) NEGOTIABLE COLLATERAL AND CHATTEL PAPER. Without limiting the other provisions of this Agreement or the DIP Orders relating to automatic perfection, Borrower covenants and agrees that from and after the date hereof and until the date of termination of this Agreement: (i) in the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral of Borrower, and if and to the extent that perfection of priority of Lender's security interest with respect to such Collateral is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender; (ii) upon request by Lender, Borrower shall take all steps reasonably necessary to grant Lender control of all electronic Chattel Paper of Borrower in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; and (iii) in the event Borrower, with Lender's consent, retains possession of any Chattel Paper or instruments otherwise required to be endorsed and delivered to Lender pursuant to SECTION 8(B)(I), all of such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured thereby are subject to the security interest of Boston Equities Corporation. "

            (C) COLLECTION OF ACCOUNTS GENERAL INTANGIBLES AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender may (a) notify Account Debtors of Borrower that Borrower's Accounts, Chattel Paper, General Intangibles or Avoidance Actions have been assigned to Lender or that Lender has a security interest therein, or
(b) collect Borrower's Accounts, Chattel Paper, General Intangibles or Avoidance Actions directly and charge the collection costs and expenses. Borrower agrees that it will hold in trust for the Lender as Lender's trustee, any collections that it receives and immediately will deliver said collection to Lender in their original form as received by the Borrower.

            (D) DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower hereby authorizes Lender to file, transmit, or communicate, as applicable, Uniform Commercial Code financing statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect in order to perfect Lender's liens on the Collateral without Borrower's signature, to the extent permitted by applicable law. Notwithstanding the foregoing, at any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, supplements, and all other documents (the "Additional Documents') upon which Borrower's signature may be required or desirable that Lender may request in its discretion, in form and substance reasonably satisfactory to Lender, to perfect and continue perfection of or better perfect the Lender's liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office, and Lender shall provide Borrower with copies of any such filings; provided, however, that the failure by Lender to so provide such filings shall not affect the authorizations herein.

            (E) POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (i) if Borrower refuses to execute and deliver, or fails timely to execute and deliver any of the documents described in SECTION 8(D), sign the name of Borrower on any of the documents described in SECTION 8(D); (ii) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors of Borrower, or notices to such Account Debtors; (iii) send requests for verification of Borrower's Accounts; (iv) endorse Borrower's name on any collection item that may come into the Lender's possession; (v) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (vi) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's Accounts, Chattel Paper, General Intangibles or Avoidance Actions directly with Account Debtors of Borrower, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the DIP Obligations have been fully and finally repaid and performed and the Lender's obligation to extend credit hereunder is terminated.

            (F) RIGHT TO INSPECT. Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and records and to check, test, and appraise the Collateral or any other collateral securing the DIP Obligations in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or any other collateral securing the DIP Obligations.

            (G) COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Lender in writing in the event Borrower shall incur or otherwise obtain a Commercial Tort Claim in excess of $50,000.00 after the Closing Date against any third party and, upon the request of Lender, shall promptly authorize the filing of additional Uniform Commercial Code financing statements or amendments to existing Uniform Commercial Code financing statements, and do such other acts or things deemed necessary or desirable by Lender to grant Lender a first priority, perfected security interest in any such Commercial Tort Claim, including, without limitation executing an assignment of such Commercial Tort Claim.

            (H) GRANTS, RIGHTS AND REMEDIES. The liens and security interests granted by Borrower to Lender by and pursuant to SECTION 8(A) hereof may be independently granted by the Loan Documents hereafter entered into. This Agreement, the Promissory Note, the Interim Order, the Final Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of Lender thereunder are cumulative.

            (I) SURVIVAL. The DIP Obligations,  the liens and security interests granted to Lender (including the DIP Liens), the priority of such liens and security interests, and the administrative priorities (including the DIP Super-Priority Claim) and other rights and remedies granted to Lender pursuant to this Agreement, the Interim Order, the Final Order and the other Loan Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interest provided herein and therein) and the administrative priority provided herein and therein shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Case, or by entry of an order confirming a plan of reorganization, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission: (i) no costs or expenses of administration which have been or may be incurred in the Case, or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a party with any claim of Lender against Borrower in respect of any DIP Obligation; (ii) the liens and security interests granted by Borrower to Lender by and pursuant to the Interim Order, the Final Order and SECTION 8(A) hereof shall constitute valid, binding, continuing, enforceable and fully-perfected first priority liens, subject only to the Carve-Out and to the prior lien of the Existing Secured Lender in the Blocked Account and in the Borrower's pre-petition accounts receivable (but only to the extent that the Existing Secured Lender's lien in the Blocked Account and such pre-petition accounts receivable are valid, perfected first-in-priority liens); and (iii) the liens and security interests granted by Borrower to Lender by and pursuant to the Interim Order, the Final Order and Section 8(a) hereof shall continue to be valid, binding, continuing, enforceable and fully-perfected without the necessity for Lender to file any financing statements or to otherwise perfect such liens and security interests under applicable non-bankruptcy law.

            (J) DIP PRIMING LIEN. The DIP Obligations shall be secured by, and Lender is hereby granted, in accordance with Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, a continuing, first priority security interest and priming lien (the "DIP Priming Lien," or the "DIP Liens") in and on all Collateral, subject only to the Carve-Out and to the prior lien of the Existing Secured Lender in the Blocked Account and in the Borrower's pre-petition accounts receivable (and only the Blocked Account and pre-petition accounts receivable) (but only to the extent that the Existing Secured Lender's lien in the Blocked Account and such pre-petition accounts receivable are valid, perfected first-in-priority liens) (collectively, the "Permitted Encumbrances"). The DIP Priming Lien shall at all times be senior to all other existing liens, claims and interests in respect of the Collateral, including, without limitation, (i) the rights of Borrower and any successor trustee in the Case or any other subsequent proceedings under the Bankruptcy Code, (ii) the liens and security interests of any creditor holding pre-petition or post-petition liens or security interests, including, without limitation, the liens of Existing Secured Lender (except the Permitted Encumbrances), and (iii) any pre-petition lien that is determined to be avoidable pursuant to 11 U.S.C. ss. 544 or otherwise.

            (K) DIP OBLIGATIONS PRIORITY CLAIM. Subject only to the Carve-Out, all DIP Obligations under the Loan Documents shall constitute super-priority administrative expenses of Borrower in the Case with priority under Section 364(c)(1) of the Bankruptcy Code (the "DIP Super-Priority Claim") and secured by liens under Sections 364(c)(2) and (3) of the Bankruptcy Code, with priority over any and all other administrative expenses of the kind specified in, without limitation, Sections 105, 326, 330, 331, 503(b), 507(a), 507(b) and 726 of the
Bankruptcy Code, and shall have priority over any other claims and liens, including without limitation any claims arising under, specified or ordered under Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) and
546(c) of the Bankruptcy Code, and shall at all times be senior to the rights of Borrower, any successor trustee, or any other creditor in the Case or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any Chapter 7 proceedings if the Case is converted to a case under Chapter 7 of the Bankruptcy Code. No other claim having a priority superior or pari passu to that granted to or on behalf of Lender by the Interim Order or the Final Order, as the case may be, shall be granted or approved while any of the DIP Obligations or the commitments under this Agreement remain outstanding.

            (L) PERFECTION OF DIP LIENS. Notwithstanding the other provisions of
SECTION 8 of this Agreement, the DIP Liens shall be perfected upon entry of a DIP Order providing for such perfection without the necessity of filing or obtaining financing statements, mortgages, deeds of trust, control agreements or other documents, or taking any other perfection action. If Lender, in its sole discretion, nonetheless chooses to file such financing statements, mortgages, deeds of trust or other documents or otherwise confirm perfection of any security interests and liens, Lender is authorized to effect such filings and recordations and take such other actions, and all such financing statements, deeds of trust or similar documents shall be deemed to have been filed or recorded, and such other perfection actions taken, as of the Petition Date.

            (M) WAIVER OF RIGHT TO GRANT SUPERIOR LIENS. Effective as of the Effective Date, and on behalf of itself and its estate, and for so long as any DIP Obligations are outstanding, Borrower hereby irrevocably waives any right, pursuant to Sections 364(c) or364(d) of the Bankruptcy Code or otherwise, to grant any lien, security interest, charge or encumbrance of equal or greater priority than the DIP Liens or to approve a claim of equal or greater priority than the DIP Super-Priority Claims.

      SECTION 9. ADDITIONAL COVENANTS RE COLLATERAL. Borrower represents, warrants, covenants and agrees as follows:

            (A) PAYMENT AND PERFORMANCE OF DIP OBLIGATIONS. Borrower will promptly pay, perform, observe and satisfy all DIP Obligations when due.

            (B)  OWNERSHIP,   MAINTENANCE,   AND   PRESERVATION  OF  COLLATERAL;
COMPLIANCE WITH LAW.

                  (I) Borrower represents and warrants that it is (and as to any Collateral acquired hereafter agrees and warrants that it will at all times be and remain) and at all times will be and remain the sole owner of the Collateral, free from any lien, security interest, or other claim, excepting only the security interests existing on the Petition Date. Borrower represents and warrants that it has not executed or authorized the filing of any financing statement covering any of the Collateral except in favor of Lender and Existing Secured Lender, and that no financing statement covering any of the Collateral is on file in any public office in any jurisdiction except in favor of Existing Secured lender. Without Lender's prior written consent, Borrower will not execute, file, or authorize to be filed, in any jurisdiction, any financing statement covering any of the Collateral in which Lender is not named as the sole secured party.

                  (II) Borrower will maintain and keep the Collateral in good condition, repair and working order, ordinary wear and tear excepted, and will not commit or permit any waste or unreasonable depreciation. Borrower will not alter, remove, or demolish any Collateral without Lender's prior written consent, except as may be required by law or permitted by other provisions of this Agreement. The Collateral shall remain personal property at all times. Borrower shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

                  (III) Borrower will promptly repair or replace every part of the Collateral that may be or become damaged, destroyed, consumed, worn out, lost, obsolete, or otherwise unfit for use, which will be (a) in good operating condition, with a value and utility at least equal to that of the replaced Collateral in usable condition and good repair; and (b) owned by Borrower free and clear of all liens and encumbrances except the security interest granted by this Agreement (and the liens in favor of the Existing Secured Lender), which will be perfected and in first priority (except as to the Permitted Encumbrances). Borrower will promptly notify Lender if any damage to or loss of any of the Collateral occurs.

                  (IV) All tangible Collateral, and all tangible embodiments and evidences of intangible Collateral, will be and remain located at Borrower's chief executive office, except as Lender may consent in writing. Borrower will not sell, assign, lease, license, encumber, dispose or remove from its existing location, any of the Collateral unless (a) such Collateral is inventory sold in the ordinary course of business and is promptly replenished with like Collateral of equivalent value in which Lender has a perfected first-priority security interest; or (b) Lender has consented in writing, and under such conditions as Lender may impose. Borrower will not create any Chattel Paper without placing a legend in the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper and delivery of the original chattel paper to Lender.

                  (V) Borrower represents and warrants that it is in compliance with and at all times will comply with all applicable laws, ordinances, regulations, covenants, conditions, restrictions and requirements of governmental authorities now or hereafter affecting the Collateral (collectively, "Applicable Law"). Borrower agrees not to commit, suffer, or allow any act to be done in violation of Applicable Law and will make all payments required under Applicable Law, subject to Borrower's right of contest set forth in SECTION 9(D) below.

                  (VI) In the performance of all such acts and all other acts required by this Agreement, Borrower will promptly pay when due, at its own expense, all expenses incurred and will promptly pay, discharge, or otherwise satisfy all claims for labor performed and materials furnished in connection with the Collateral.

                  (VII) Borrower will cause to be maintained, policed and defended all General Intangibles, including patents, trademarks, copyrights and other intellectual property, to maintain its validity and enforceability, to prevent and prosecute any infringements, and not allow any of the foregoing to be abandoned, forfeited or dedicated to the public.

                  (VIII) Borrower represents and warrants that prior to the Petition Date, Subsidiary lawfully transferred substantially all of its assets and liabilities to Borrower, except for the liability of Subsidiary under that guaranty in favor of Existing Secured Lender of certain of Borrower's obligations to Existing Secured Lender.

            (C) ENTRY AND INSPECTIONS. Lender and its agents, attorneys, employees, and contractors may enter Borrower's chief executive office (and any other place where any of the Collateral is or may be located) at all reasonable times to attend to Lender's interests, inspect the Collateral, including all books, records, files, inventories and other documents relating to the Collateral, make copies of such documents or perform any other act that Lender is authorized to perform under this Agreement or by law. Borrower will cooperate in such entries and inspections as Lender may reasonably request.

            (D) TAXES, ASSESSMENTS, LIENS, AND SECURITY INTERESTS. Borrower will pay when due all taxes and assessments against the Collateral and all claims and demands arising from Borrower's ownership or use of it, and will not cause or permit any lien or security interest to be imposed on or to exist against the Collateral, except that Borrower may withhold payment of any contested taxes, assessments, claims, or demands, or contest any lien, as long as (a) Borrower is diligently prosecuting its contest in good faith and in proper proceedings; (b) Borrower is not in default under any of the DIP Obligations; (c) Lender's interest in the Collateral is not jeopardized; and (d) in any event, if any part of the Collateral is subjected to a lien not discharged within ten (10) calendar days after Borrower's knowledge of such lien, Borrower will deposit with Lender cash in an amount adequate to provide for, or will post a surety bond that causes, the discharge of the lien plus any interest, costs, attorney fees, or other charges that could accrue. Lender will have the right to apply any such deposited amounts to discharge the lien at any time if necessary to prevent enforcement of the lien, or to prevent accrual of interest, attorney fees, or other charges in excess of amounts on deposit, despite the pendency of any contest. In any contest, Borrower will defend itself and Lender at Borrower's expense and will satisfy any final adverse judgment before enforcement against the Collateral. Borrower will name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

            (E) INSURANCE. Borrower will, at its own expense, procure and maintain policies of fire, extended coverage, and other insurance in the form and from insurers acceptable to Lender, providing such coverage of the Collateral as Lender may from time to time require. All such policies will name Lender as additional insured and loss payee and contain the agreement by the insurer that any loss thereunder shall be payable to Lender, notwithstanding any action, inaction, or breach of representation or warranty by Borrower, provided that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto. Borrower will deliver to Lender certificates of coverage from each insurer, stipulating that coverage will not be canceled or diminished without at least thirty (30) calendar days' written notice to Lender. Borrower shall, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the insurers to acknowledge notice of such assignment.

            (F) LITIGATION; ATTORNEY FEES. Borrower will promptly notify Lender of the commencement or threat of commencement of any litigation that seeks to or could materially affect any of the Collateral, the security interest of this Agreement, or the rights or powers of Lender under this Agreement. Borrower will, at its own expense, appear in and defend any such litigation. Lender will also have the right, but not the obligation, to appear in any such litigation, and Borrower will pay all costs and expenses (including attorney fees) of Lender in so appearing. If it becomes necessary for Lender to use legal counsel to enforce or prevent a breach of this Agreement or the DIP Obligations, whether or not suit is filed, Borrower will immediately reimburse Lender for reasonably incurred attorney fees and other costs and expenses (which amounts shall be deemed Post-Petition Expenses). All such amounts will be secured by this Agreement and will bear interest from the date of expenditure until reimbursed, at the rate from time to time applicable hereunder.

            (G) LENDER'S RIGHT TO PERFORM FOR BORROWER. If Borrower fails to make any payment, perform any DIP Obligation, or do any act set forth in or secured by this Agreement, Lender, at Lender's option, without notice to or demand on Borrower and without releasing Borrower from the duty to make such payments, perform such DIP Obligations, or do such acts, then or in the future, may make such payment, perform such DIP Obligation or do such act in such manner and to such extent as Lender may deem necessary to protect the security of this Agreement. Without limiting any foregoing clause, Lender may pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in Lender's sole judgment, appears to be prior or superior to this Agreement. In exercising any such power, Lender may pay all necessary expenses incurred, including reasonable attorney fees. Borrower will pay, immediately and without demand, all sums so expended by Lender with interest, from the date of expenditure, at the rate from time to time applicable hereunder (and such amounts shall be deemed Post-Petition Expenses). Notwithstanding the foregoing or the other provisions of this Agreement, Lender shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. The powers conferred on Lender hereunder are solely to protect the interests of Lender in the Collateral, and shall not impose any duty upon Lender to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

            (H) CONTRACTS, LEASES, PERMITS, LICENSES, FRANCHISES. With respect to Collateral consisting of rights in or under agreements, contracts, accounts, instruments, leases, permits, licenses, franchises, and the like, now existing or hereafter acquired or entered into (collectively, "Third Party Agreements"):

            (I) Except with respect to Third Party Agreements of inconsequential value, the breach or loss of which could have no material adverse effect on Borrower or any of the remaining Collateral, Borrower will, at its sole cost and expense (a) perform and satisfy every obligation and condition of the Third Party Agreements to be performed or satisfied by Borrower; (b) give prompt notice to Lender of any notice of default given or received by Borrower under any Third Party Agreements, together with a copy of any such notice of default;
(c) enforce, short of termination, the performance and satisfaction of every obligation and condition of the Third Party Agreements to be performed or satisfied by the other parties to the Third Party Agreements; and (d) appear in and defend any action arising from or relating to the Third Party Agreements or the obligations of any party under any Third Party Agreement.

                  (II) Except with respect to Third Party Agreements of inconsequential value, the breach or loss of which could have no material adverse effect on Borrower or any of the remaining Collateral, Borrower will not, without Lender's prior written consent, take any action to (a) terminate, reject or amend any Third Party Agreements; (b) waive or release the parties to any Third Party Agreements from any obligation or condition to be performed or satisfied by such parties; (c) make any other assignment or transfer of any of its rights in any Third Party Agreements, absolutely or for security; or (d) revoke or countermand, or attempt or purport to revoke or countermand, the irrevocable authorizations and instructions set forth in Section 9(h)(iii). Any such purported action by Borrower without Lender's prior written consent will be void and will constitute a default under this Agreement.

                  (III) Borrower hereby irrevocably authorizes and instructs every present and future party under every Third Party Agreement, upon demand by Lender, to pay and perform all of such party's obligations directly and only to Lender, to recognize and accept Lender as the holder of all of Borrower's rights and benefits under the Third Party Agreement for all purposes, and to accept any payment or performance by Lender of Borrower's obligations under the Third Party Agreement that Lender may elect to tender. No such party shall have any duty to investigate the validity or accuracy of any such demand by Lender.

                  (IV) Lender is not obligated to perform any obligations of Borrower under any Third Party Agreement unless Lender so elects, and Borrower shall remain liable under every Third Party Agreement to the same extent as if this Agreement had not been executed. The exercise by Lender of any rights and remedies under this Agreement shall not release Borrower from any of its duties or obligations under any Third Party Agreement.

            (I) BORROWER'S ADDITIONAL PERFORMANCE. Borrower will execute any and all further agreements, assignments (including separate assignments of Third Party Agreements), documents, financing statements, and authorizations of financing statements, and take such other further acts, as Lender may reasonably request from time to time, in order to evidence, protect, maintain, perfect or continue the security interest of Lender in the Collateral, to effectuate the rights granted to Lender hereunder, or to otherwise carry out the purposes and intent of this Agreement. Without limiting the foregoing.

            (J) INDEMNITY. Borrower will indemnify, defend and hold Lender harmless from and against all liabilities, claims, actions, costs and expenses, including attorney fees, arising from or related to Borrower's ownership or use of any of the Collateral, or Lender's exercise of any of its rights or remedies under this Agreement or other Loan Documents.

            (K) BORROWER IDENTIFICATION INFORMATION; CHANGES IN NAME OR STATE OF ORGANIZATION; AUTHORITY. Borrower represents, warrants, covenants and agrees as follows:

                  (I) Borrower is organized solely under the laws of the following jurisdiction: Delaware; and Borrower's Delaware federal identification number is 22-3038309;

                  (II) Borrower's full, correct, legal name as indicated on the public record of the jurisdiction of its organization, which shows Borrower to have been organized, is Tectonic Network, Inc., and Borrower has not, within the last five (5) years, changed its name, state of organization, used any other name or merged with any other person except Borrower, within the last five (5) years, changed its name to its current name of Tectonic Network, Inc. from Return On Investment Corporation and prior to that from Net/Tech International, Inc.;

                  (III) Borrower's mailing address for purposes of any financing statement filed in connection with this Agreement is the address for Borrower in
SECTION 11(J). Borrower's chief executive office is currently located at the address for notices set forth in SECTION 11(J) and was previously located for the last five (5) years at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144;

                  (IV) Borrower will make no change to its organizational status or existence, state of organization, organizational identification number or the location of its chief executive office, nor merge into or consolidate with any other Person, and Borrower shall not change its name without providing Lender at least thirty (30) days' prior written notice;

                  (V) Borrower is validly existing, and is in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business in all states in which it is required to be qualified;

                  (VI) Borrower has the requisite power and authority to own and manage its properties, to carry on its business as now being conducted and to perform its obligations hereunder;

                  (VII) The individual(s) executing this Agreement on behalf of Borrower or any person comprising a part of Borrower is authorized and empowered by his/her or their signatures alone to bind Borrower;

                  (VIII) Borrower has the full right, power and authority to execute and deliver this Agreement and any other Loan Document to be executed and delivered by it, consummate the transactions contemplated hereby and thereby, and perform its obligations hereunder and thereunder, subject to entry of the DIP Orders. This Agreement and the other Loan Documents to be executed and delivered by Borrower have been duly authorized, executed and delivered, and do not and will not require any consent or approval of any Person other than that which has been heretofore obtained, except for the Bankruptcy Court;

                  (IX) The execution, delivery and performance by Borrower of this Agreement (i) have been duly authorized by all necessary action, (ii) are within the power of Borrower, (iii) have received all necessary governmental approvals, and (iv) do not and will not (1) contravene Borrower's organizational documents, (2) violate any provision of any law, rule or regulation or any order, judgment or decree of any court or agency of government, or any indenture, agreement or any other instrument to which Borrower is a party or by which Borrower or its property is bound, (3) result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instruments, (4) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever under any mortgage, deed of trust, lease, loan or security agreement, partnership agreement, corporate charter, bylaws or other document, agreement or instrument to which Borrower is a party or by which it or its property or assets may be bound or affected;

                  (X) This Agreement has been duly executed by Borrower and, when delivered to Lender, will constitute a legal, valid and binding obligation enforceable against Borrower in accordance with its terms;

                  (XI) All Books, reports, papers, records, data and information given to Lender by Borrower with respect to Borrower are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter;

                  (XII)  The  Case  was   commenced  on  the  Petition  Date  in
accordance with applicable law and proper notice for the hearing for the approval of the Interim Order has been given;

                  (XIII) Subject to the provisions of the DIP Orders and notwithstanding the provisions of section 362 of the Bankruptcy Code, upon an Event of Default and/or the maturity (whether by acceleration or otherwise) of any of the DIP Obligations, Lender shall be entitled to immediate payment of such DIP Obligations and to enforce the remedies provided for hereunder or otherwise available to it, without further application to or order by the Bankruptcy Court;

                  (XIV) There is not now pending against or affecting Borrower, nor to the knowledge of Borrower is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of Borrower or any of the Collateral; and

                  (XV) Borrower has filed all federal, state, provincial, county, municipal and other income tax returns required to have been filed by Borrower and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by Borrower, and Borrower does not know of any basis for any material additional assessment against it in respect of such taxes.

            (L) CASH COLLECTION PROCEDURES. All collections of accounts receivable, customer checks, bank deposits, Cash Collateral and all proceeds of sales of any assets or services provided by Borrower and all other cash which shall come into Borrower's possession, custody and control shall be deposited into Borrower's debtor-in-possession Deposit Accounts. All cash of Borrower in Deposit Accounts as of the Petition Date or deposited into such accounts or other accounts thereafter shall be deemed to be Cash Collateral. All such Cash Collateral shall be expended by Borrower or applied to the repayment of the DIP Obligations, as applicable, in accordance with the terms and conditions of this Agreement.

            (M) DELIVERY OF BANKRUPTCY DOCUMENTS. Borrower shall deliver to Lender copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of Borrower with the Bankruptcy Court or the United States Trustee in the Case, or distributed by or on behalf of Borrower to any official committee in the Case, and such other reports and information respecting Borrower's business, financial condition or prospects as Lender shall, from time to time, reasonably request.

            (N) BUDGET. The Budget is, and any subsequent Budget approved by Lender shall upon its effectiveness become, an integral part of this Agreement and will be relied upon by Lender in fulfilling its respective obligations hereunder. Lender shall have no obligation to make any Advance, if and for so long as: (1) no Budget is in effect as of the time an Advance is otherwise to be made by Lender, or (2) the aggregate amount of all expenditures made by Borrower (using Loan proceeds) exceeds Borrower's corresponding expenditures as reflected in the Budget. On the third Business Day of each week from the Petition Date until the DIP Obligations are satisfied in full, Borrower shall deliver (1) a report showing actual expenditures for each category in the Budget covering the previous week and comparing the foregoing amounts with the corresponding category set forth in the Budget for such week and (2) a certificate of a responsible officer of Borrower in form and substance satisfactory to Lender certifying that the actual amounts shown on the report for such week do not exceed the line item amounts for the applicable category as set forth in the Budget covering such week.

      SECTION 10. DEFAULT; RIGHTS AND REMEDIES.

            (A) EVENTS OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following (notwithstanding the provisions of section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court or any other court of competent jurisdiction or any notice to Borrower):

                  (I) FAILURE TO PAY. If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the DIP Obligations (whether of principal, interest, fees and charges due Lender, or other amounts constituting DIP Obligations); or

                  (II) OTHER BREACH OF THIS AGREEMENT OR ANY DIP ORDER. Borrower defaults in the performance of or compliance with any other term, condition, representation, warranty, covenant or other provision set forth in this Agreement, or any other Loan Document or any DIP Order and if such default is an Event of Default only under this SECTION 10(A)(II), such default is not remedied or waived within three (3) Business Days after the earlier of (1) receipt by Borrower or its counsel of notice from Lender of such default or (2) actual knowledge of Borrower of such default; provided, that, during any period of time that any such failure or neglect referred to in this paragraph or any other Potential Event of Default exists, even if such failure or neglect or Potential Event of Default is not yet an Event of Default, Lender shall be relieved of its obligations to extend credit hereunder; or

                  (III) FAILURE TO OBTAIN DIP ORDERS. Failure of Borrower to obtain an Interim Order in form and substance acceptable to Lender within five
(5) days after the Petition Date and a Final Order in form and substance acceptable to Lender within twenty-five (25) days after the Petition Date; or

                  (IV) FAILURE TO FILE MOTION TO APPROVE ASSET PURCHASE AGREEMENT. Failure of Borrower to file a motion(s) to approve the Asset Purchase Agreement and the Transaction or to obtain an order approving the Transaction, containing terms and conditions acceptable to Lender, within the time periods set forth in the Asset Purchase Agreement, or Borrower or Subsidiary is in breach or default under the Asset Purchase Agreement or related orders of the Bankruptcy Court; or

                  (V) FAILURE TO OBTAIN TRANSACTION PROCEDURES ORDER. Failure of Borrower to obtain an order, in form and substance acceptable to Lender, approving sale procedures with respect to the Transaction (including an acceptable time-table for such transactions and a break-up fee) within the time periods set froth in the Asset Purchase Agreement; or

                  (VI) DISMISSAL; CONVERSION, APPOINTMENT OF TRUSTEE. The dismissal or conversion to a chapter 7 case of the Case; or the appointment of any trustee or examiner in the Case or Borrower's application for, consent to, or acquiescence in, any such appointment; or

                  (VII) ADMINISTRATIVE CLAIMS. Except for any other administrative claim expressly agreed to in writing by Lender, the filing by Borrower of any application for approval or allowance of, or the entry of any order approving or allowing, any administrative expense claim in the Case having any priority over, or being pari passu with, the DIP Super-Priority Claim; or

                  (VIII) AUTOMATIC STAY RELIEF. The entry of an order in the Case granting relief from the automatic stay of section 362 of the Bankruptcy Code to any holder or holders of a lien or security interest on any Collateral, and allowing such holder or holders to foreclose or otherwise realize upon such liens and security interests; or

                  (IX) STAY, REVERSAL OF DIP ORDERS. Any stay, reversal, modification or other amendment in any respect (except to the extent acceptable to Lender) of any DIP Order unless otherwise agreed to by Lender; or

                  (X) CHALLENGES TO LIENS. (a) The filing of any motion or proceeding with the Bankruptcy Court or otherwise, which is not dismissed, denied with prejudice or otherwise resolved to the satisfaction of Lender within ten (10) days after filing thereof, challenging or seeking otherwise to modify, limit, subordinate or avoid the amount or priority of any DIP Obligations or the perfection or priority of the DIP Liens on any of the Collateral, or seeking to impose, surcharge or assess against Lender, its claims or any Collateral any costs or expenses, whether pursuant to section 506(c) of the Bankruptcy Code or otherwise; (b) the entry of any order having any such effect; (c) if this Agreement or any other Loan Document that purports to create a DIP Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, a first priority lien on or security interest in the Collateral covered hereby or thereby; or (d) if any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Person, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document; or

                  (XI) DELAY OF SALE PROCESS. Borrower takes any action that in any way materially impedes, materially delays or otherwise is inconsistent with consummating the Transaction in accordance with the terms of the Asset Purchase Agreement, this Agreement, any DIP Order or any other Loan Document; or

                  (XII) SUBSEQUENT DIP FINANCING. The filing of any motion or application with the Bankruptcy Court seeking the entry of, or the entry of, an order approving any subsequent debtor-in-possession financing unless such subsequent financing and such court order expressly provide for the payment in full to Lender of all DIP Obligations prior to any initial borrowings under such subsequent financing; or if any order (other than the Interim Order or the Final Order) is entered by the Bankruptcy Court in the Case; (a) approving additional financing under Section 364(c) or (d) of the Bankruptcy Code; (b) granting any lien upon or affecting any Collateral; (c) permitting the use of Cash Collateral of Lender under Section 363(c) of the Bankruptcy Code without Lender's consent; or (d) that is adverse to Lender or its rights and remedies hereunder or its interest in the Collateral; or

                  (XIII) REPRESENTATIONS. If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation or statement made to Lender by Borrower or Subsidiary, or any officer, employee, agent, shareholder or director of Borrower and/or Subsidiary, in, under or in connection with any Loan Document, the Asset Purchase Agreement, or otherwise; or

                  (XIV) SURCHARGE. If any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral is allowed; or

                  (XV) PLAN. If any plan of reorganization or disclosure statement attendant thereto is filed by Borrower or any other Person to which Lender does not consent or otherwise agrees to the treatment of its claims, or the entry of an order approving the sale of any assets of Borrower or confirming a plan of reorganization in the Case that does not require indefeasible repayment in full in cash of all of the DIP Obligations owing to the Lender, unless Lender consents in writing thereto; or

                  (XVI) PRE-PETITION CLAIMS. If there shall be a payment of, or grant of an application for authority to pay, any pre-petition claim, without Lender's prior written consent; or

                  (XVII) SALE. If all or substantially all of Borrower's assets are sold without the consent of the Lender either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Case, or otherwise, except a sale to Lender; or

            (B)  ACCELERATION  AND OTHER  REMEDIES.  Upon the  occurrence of any
Event of Default, at Lender's election, the Loan Commitment shall be immediately and automatically terminated, and all of the DIP Obligations, including the Loan, shall automatically become immediately due and payable, each without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Loan Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any Event of Default, Lender may, by written notice to Borrower (i) reduce the aggregate amount of the Loan Commitment from time to time, (ii) declare all or any portion of the Loan and all or any portion of the other DIP Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (iii) terminate all or any portion of the obligations of Lender to make Advances, and (iv) exercise any other remedies which may be available under this Agreement, any order of the Bankruptcy Court or applicable law. Lender may also:
(i) after giving such notice as may be required by law, if any (and to the extent notice shall be required by law, Borrower agrees that at least ten (10) days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notice), foreclose on, sell, lease, license, or otherwise dispose of, non-judicially and/or by judicial action, in any order, separately or together, at the same or different times and places, at public or private sales, for cash, on credit or for further delivery and at such prices and such other terms as Lender may deem appropriate, any or all of the Collateral and/or any other real or personal property security for the DIP Obligations, without waiving any other part of any of the Collateral, or any other such real or personal property security; (ii) require Borrower, at its expense, to assemble any or all of the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Borrower and Lender; (iii) without removal or taking possession, sell, lease, license or otherwise dispose of the Collateral; (iv) enter on any property where any of the Collateral may be located and possess and remove any or all of the Collateral without judicial process, if Lender can do so without a breach of the peace (and Borrower grants to Lender the right for this purpose to enter on any such property), or by judicial process; (v) in any sale, lease, license, or other disposition of any Collateral, dispose of the Collateral without giving any warranties and specifically disclaim and/or modify any or all warranties of title, possession, quiet enjoyment, or the like or of any other kind which by law may be disclaimed or modified, and no such disclaimer shall be considered to affect the commercial reasonableness of such sale, lease, license or other disposition; (vi) exclude Borrower and its successors or assigns, agents, and employees from the Collateral, and hold, store, use, operate, manage, and control the Collateral, and collect and receive all rents, revenues, issues, income, and profits of the Collateral; (vii) file suit and obtain judgment, and in conjunction with any action, Lender may seek ancillary remedies provided by law, including levy of attachment and garnishment; (viii) without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the Code; (ix) exercise any or all other remedies now or in the future available to a secured party under the Code; (x) obtain specific performance of any covenant or agreement contained in this Agreement, or in aid of the execution of any power or remedy granted in this Agreement; and (xi) exercise any other legal, equitable, or contractual right or remedy against Borrower and/or any security.

                  (I) No remedy  provided or permitted  under this  Agreement is exclusive of any other, or of any remedy provided or permitted by law, equity, or any other instrument or agreement evidencing, securing, guaranteeing, or relating to any of the DIP Obligations. Each remedy is cumulative and in addition to every other remedy. No exercise of remedies, including foreclosure, against any part of the Collateral will exhaust or extinguish Lender's rights to exercise remedies, including foreclosure, against part of the Collateral until the DIP Obligations are paid in full. Lender may exercise any one or more of its remedies at its option without regard to the adequacy of its security. Lender's delay or omission in the exercise of any right, remedy, or power accruing on any event of default under this Agreement will not impair such right, remedy, or power or any other, nor will such delay or omission be deemed a waiver of or acquiescence in that or any other event of default. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender shall have no obligation to attempt to satisfy the DIP Obligations by collecting them from any other Person, and Lender may release, modify or waive any Collateral provided by any other Person, to secure any of the DIP Obligations, all without affecting Lender's rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third person for any of the DIP Obligations. Lender may comply with any applicable state or federal law requirements in connection with the disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of or other disposition of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and Borrower shall be credited with the proceeds of the sale. In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting some or all of the DIP Obligations of Borrower. Lender shall have no obligation to marshal any assets in favor of Borrower, or against or in payment of the DIP Obligations, or any other obligation owed to Lender by Borrower or any other Person.

            (C) USE OF PROCEEDS. The proceeds of any disposition or use of Collateral will be applied in the following priority: (a) to pay reasonable expenses of taking, holding, preparing for disposition, selling, using, leasing, licensing, otherwise disposing of the Collateral, and the like, including reasonable attorney fees and costs incurred by Lender; (b) to satisfy all remaining DIP Obligations in such order as Lender may elect; and (c)to satisfy any indebtedness secured by any subordinate security interest in the Collateral, if an authenticated demand for such payment is received before distribution of the proceeds is completed.

      SECTION 11. MISCELLANEOUS.

            (A) ENTIRE AGREEMENT. This Agreement and the written agreements referred to herein and executed in connection herewith constitute the entire understanding among the parties with respect to the subject matter hereof, and supersede all negotiations, prior discussions or other agreements, oral or written.

            (B) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of State of California, without reference or regard to the principles of conflict of laws. Any action arising out of this Agreement may be brought and maintained in the Bankruptcy Court, and the parties hereto consent to the jurisdiction of such Bankruptcy Court.

            (C) COUNTERPARTS. This Agreement may be executed in counterparts. Duly acknowledged facsimile signatures shall be deemed as originals.

            (D)  AMENDMENT;  WAIVERS BY LENDER.  Except  for  actions  expressly permitted to be taken by Lender pursuant to this Agreement or the other Loan Documents, no amendment modification or termination of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Borrower and Lender. Lender may waive any condition or other term in the Loan Documents in its sole discretion. No approval, acceptance or consent of Lender required by any provision of the Loan Documents, nor any statement or waiver of any required approval, acceptance, acceptability, consent or condition, shall be deemed to have occurred until set forth in writing, signed by Lender, and delivered to Borrower. Any approval, acceptance, consent, waiver or statement of acceptability granted by Lender shall be applicable only to the particular occurrence, circumstance or instance identified in such writing, and shall not constitute a continuing approval, acceptance, consent, waiver or statement of acceptability or be otherwise applicable to any other occurrence, circumstance or instance, whether similar or dissimilar.

            (E) SEVERABILITY. If any of the provisions of this Agreement are held invalid under any law, such invalidity shall not affect the remainder of the Agreement.

            (F) ASSIGNMENT. Borrower shall have no right to assign is rights and/or obligations under this Agreement.

            (G) SUCCESSORS AND ASSIGNS. Subjection SECTION 11(F), this Agreement and all security interests and other liens created hereby or pursuant to any DIP Order shall be binding upon Borrower, the estate of Borrower, and any trustee or successor in interest of Borrower in the Case or any subsequent case commenced by or against Borrower under Chapter 11 or Chapter 7 of the Bankruptcy Code, and shall not be subject to section 365 of the Bankruptcy Code. This Agreement shall be binding upon, and inure to the benefit of, Lender and its respective successors, assigns, transferees and endorsees. The security interests and liens created in this Agreement shall remain valid and perfected in the event of the substantive consolidation or conversion of the Case or any other bankruptcy case of Borrower to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Case or the release of any Collateral from the property of Borrower or jurisdiction of the Bankruptcy Court for any reason, and without the necessity that the Lender file financing statements, financing change statements or otherwise perfect the security interests or liens of the Lender other than pursuant to any DIP Order.

            (H) HEADINGS. The headings of the various sections of this Agreement are for convenience only and are not intended to explain or modify any of the provisions of this Agreement.

            (I) BROKER'S FEES.  Borrower represents that it has not incurred any obligation to compensate any broker, finder or similar person for any commission, finder's fee, broker's fee or similar fee as a result of any of the transactions contemplated herein.

            (J) NOTICES. All notices to be given by any party to this Agreement to the other party shall be in writing, and shall be given (i) by certified or registered United States mail, return receipt requested, postage prepaid, to the other; (ii) sent by telefax or facsimile transmission; or (iii) personally delivered, at the addresses set forth below (or at such other address for a party as specified by like notice) and shall be deemed given when received if sent by facsimile transmission or personally delivered, or if mailed as provided herein, on the second Business Day after it is so placed in the mail.

The addresses referred to above are:
         Lender:                       Ross Lyndon-James
                                       Boston Equities Corporation
                                       1660 Union Street, Suite 200
                                       San Diego, CA 92101

                  With a copy to:      James A. Mercer III
                                       Duane Morris LLP
                                       101 W. Broadway, Suite 200
                                       San Diego, CA 92101

         Borrower:                     Arol Wolford
                                       Tectonic Network, Inc.
                                       400 Perimeter Center Terrace NE
                                       Suite 400
                                       Atlanta, GA 30346

                  With a copy to:      Gregory D. Ellis
                                       Lamberth, Cifelli, Stokes and Stout, P.A.
                                       3343 Peachtree Street NE, Suite 550
                                       Atlanta, GA 30326

                  And:                 Elizabeth Noe
                                       Paul, Hastings, Janofsky and Walker LLP
                                       600 Peachtree Street
                                       Suite 2400
                                       Atlanta, GA 30308

      Any party at any time may give notice to the other party of a different address other than that set forth above in accordance with the provisions of this SECTION 11(J).

            (K) TIME. Time is of the essence of this Agreement and each and every provision hereof.

            (L) CONSTRUCTION. This Agreement and all other agreements and documents executed in connection therewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

            (M) NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and its respective successors and assigns. No Person other than the parties hereto and any other Lender shall have any rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights are hereby expressly disclaimed.

      SECTION 12. EFFECTIVENESS. This Agreement shall become effective at the time that all of the following conditions precedent have been met by Borrower or waived by Lender in its sole discretion:

            (A) AGREEMENT. Executed signature pages for this Agreement signed by Lender and Borrower shall have been delivered to Lender.

            (B) ENTRY OF INTERIM ORDER. The Bankruptcy Court shall have entered an Interim Order in form and substance acceptable to Lender.

            (C)   REPRESENTATIONS   AND  WARRANTIES.   The  representations  and
warranties contained herein shall be true and correct in all respects.

            (D) TRANSACTION MOTION. Borrower and Lender have entered into the Asset Purchase Agreement and Borrower has filed any required motion or obtained any orders within the time periods then required.

      SECTION 13. CONFLICTS BETWEEN THIS AGREEMENT AND ANY DIP ORDER.

      IF ANY PROVISION CONTAINED IN THIS AGREEMENT DIRECTLY CONFLICTS WITH ANY PROVISION OF ANY DIP ORDER, THE PROVISION IN SUCH DIP ORDER SHALL GOVERN AND CONTROL.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first above written.

                                         TECTONIC NETWORK, INC., a Delaware
                                         corporation, debtor and
                                         debtor-in-possession



                                         By: /s/ Arol R. Wolford
                                         ---------------------------------------
                                         Its: President and CEO
                                         ---------------------------------------


                                         BOSTON EQUITIES CORPORATION,
                                         a Nevada corporation



                                         By: /s/ Ross Lyndon-James
                                         ---------------------------------------
                                         Title:  President and CEO
                                         ---------------------------------------

                                    EXHIBIT A

                                 INITIAL BUDGET

Tectonic Network, Inc.
Weekly Budget

                                                                  EXHIBIT A

                                                                INITIAL BUDGET
TECTONIC NETWORK, INC.
WEEKLY BUDGET

                                            WEEK 1   WEEK 2     WEEK 3     WeEEK 4     WEEK 5

                          WEEK BEGINNING   10/3/05  10/10/05   10/17/05   10/24/05    10/31/05
                                           -----------------------------------------------------

RECEIPT ON RECEIVABLES
(HELD FOR THE BENEFIT
 OF SECURED CREDITOR) ..................   $   --     $   --     $   --     $   --     $   --

EXPENSES

Payroll including payroll
 taxes and ADP fees ....................   $   --     $ 90,000   $   --     $ 90,000   $   --


Health Benefits - Blue Cross-Blue
Shield .................................   $ 12,500   $   --     $   --     $   --     $ 12,500

Rent Expense - HQ - Atlanta ............   $  3,600   $   --     $   --     $   --     $  3,600
Rent Expense - Zoom Eyeworks,
Berkeley CA ............................   $    900   $   --     $   --     $   --     $    900

Rent Expense - HQ - Englewood, CO ......   $ 15,000   $   --     $   --     $   --     $  8,500

Englewood, CO - Move/Storage Costs .....   $  4,000   $   --     $   --     $   --     $  1,000

Utilities, Atlanta, Berkeley, Englewood    $   --     $  1,000   $   --     $   --     $  1,000

Telephone and Utility Deposits .........   $   --     $  3,000   $   --     $   --     $   --
Telephone, Atlanta, Berkeley, Englewood
incl. cellphones/landline ..............   $   --     $  3,500   $   --     $   --     $   --

Fedex, Postage and Shipping ............   $    500   $    500   $    500   $    500   $    500

Intercall - conference call and sales
presentation line ......................   $  6,400   $   --     $   --     $   --     $  5,000

Bank Fees ..............................   $   --        1,000   $   --     $   --     $   --

Travel - Employee Expense Reports ......   $  8,500   $  8,500   $  6,000   $  6,000   $  6,000

Pre-Petition Employee Expense Reports ..   $ 20,000   $   --     $   --     $   --     $   --

Data 393 Holdings, LLC - server hosting    $  2,400   $   --     $   --     $   --     $  2,400
Rackspace Managed Hosting - server
hosting ................................   $  1,000   $   --     $   --     $   --     $  1,000

DTC Group - Tech support ...............   $  1,000   $  1,000   $  1,000   $  1,000   $  1,000

Email Server - move out of Englewood
Facility to managed host ...............   $  5,000   $    500   $    500   $    500   $    500

Trade Show Booth Reservation (AIA and
Autodesk) ..............................   $   --     $   --     $   --     $  3,000   $  4,100

Wells Fargo and DeLange Landen - Copier
Rental .................................   $   --     $    650   $   --     $   --     $   --

Office Depot - Office Supplies .........   $   --     $    500   $   --     $    500   $   --

Diad Software - Billing System .........   $   --     $  1,000   $   --     $   --     $   --

Workers Compensation and General
Liability Insurance ....................   $   --     $   --     $   --     $   --     $   --

Press Releases/Filings .................   $    500   $   --     $   --     $  1,000   $   --

Miscellaneous ..........................   $  3,750   $  3,750   $  3,750   $  3,750   $  3,750
Consultant Use:
Virtual Product Production - Sreenath
Vemulapalli ............................   $  2,200   $  2,200   $  2,200   $  2,200   $  2,200

Virtual Product Production - Jeff McGrew   $  1,000   $  1,000   $  1,000   $  1,000   $  1,000

Studio Production - Nina Flack .........   $  1,600   $  1,600   $  1,600   $  1,600   $  1,600

Studio Production - Data Load ..........   $  1,800   $  1,800   $  1,800   $  1,800   $  1,800

E-Newsletter - Roger Grant .............   $   --     $   --     $   --      $1,3500   $   --

Studio Production - Kendall Loyd
Consulting .............................   $   --     $  1,000   $   --     $   --     $   --

Contract Labor/Additional Payroll ......   $  7,500   $  7,500   $  7,500   $  7,500   $  7,500
Pre-Petition Production

Technicians/Programmers ................   $ 15,000   $   --     $   --     $   --     $   --

United States Trustee Quarterly Fees ...   $   --     $  5,000   $   --     $   --     $   --

Professional Services:

Lamberth, Cifelli, Stokes and Stout -
Bankruptcy Counsel .....................   $   --     $ 37,500   $   --     $   --     $   --
Paul,Hastings, Janofsky and Walker -
General Counsel ........................   $   --     $ 12,500   $   --     $   --     $   --
                                           --------   --------   --------   --------   --------


                      WEEKLY TOTAL .....   $114,150   $185,000   $ 25,850   $121,700   $ 65,850
                                           ========   ========   ========   ========   ========

                      CUMULATIVE .......   $114,150   $299,150   $325,000   $446,700   $512,550
                                           --------   --------   --------   --------   --------

                                              WEEK 6     WEEK 7      WEEK 8   WEEK 9

                          WEEK BEGINNING     11/7/05    11/14/05    11/21/05  11/28/05
                                         ----------------------------------- ---------

RECEIPT ON RECEIVABLES
(HELD FOR THE BENEFIT
 OF SECURED CREDITOR) ..................      $   --     $   --     $   --    $   --

EXPENSES

Payroll including payroll
 taxes and ADP fees ....................      $ 90,000   $   --     $ 90,000  $   --

Health Benefits - Blue Cross-Blue
Shield .................................      $   --     $   --     $   --    $ 12,500

Rent Expense - HQ - Atlanta ............      $   --     $   --     $   --    $  3,600
Rent Expense - Zoom Eyeworks,
Berkeley CA ............................      $   --     $   --     $   --    $    900

Rent Expense - HQ - Englewood, CO ......      $   --     $   --     $   --    $  8,500

Englewood, CO - Move/Storage Costs .....      $   --     $   --     $   --    $  1,000

Utilities, Atlanta, Berkeley, Englewood       $   --     $   --     $   --    $  1,000

Telephone and Utility Deposits .........      $   --     $   --     $   --    $   --
Telephone, Atlanta, Berkeley, Englewood
incl. cellphones/landline ..............      $  3,500   $   --     $   --    $   --

Fedex, Postage and Shipping ............      $    500   $    500   $    500  $    500

Intercall - conference call and sales
presentation line ......................      $   --     $   --     $   --    $  1,800

Bank Fees ..............................      $  1,000   $   --     $   --    $   --

Travel - Employee Expense Reports ......      $  6,000   $  6,000   $  6,000  $  6,000

Pre-Petition Employee Expense Reports ..      $   --     $   --     $   --    $   --

Data 393 Holdings, LLC - server hosting       $   --     $   --     $   --    $  2,400
Rackspace Managed Hosting - server
hosting ................................      $   --     $   --     $   --    $  1,000

DTC Group - Tech support ...............      $  1,000   $  1,000   $  1,000  $  1,000

Email Server - move out of Englewood
Facility to managed host ...............      $    500   $    500   $    500  $    500

Trade Show Booth Reservation (AIA and
Autodesk) ..............................      $   --     $   --     $   --    $   --

Wells Fargo and DeLange Landen - Copier
Rental .................................      $    650   $   --     $   --    $   --

Office Depot - Office Supplies .........      $    500   $   --     $    500  $   --

Diad Software - Billing System .........      $  1,000   $   --     $   --    $   --

Workers Compensation and General
Liability Insurance ....................      $  8,000   $   --     $   --    $   --

Press Releases/Filings .................      $   --     $  1,000   $   --    $   --

Miscellaneous ..........................      $  3,750   $  3,750   $  3,750  $  3,750
Consultant Use:
Virtual Product Production - Sreenath
Vemulapalli ............................      $  2,200   $  2,200   $  2,200  $  2,200

Virtual Product Production - Jeff McGrew      $  1,000   $  1,000   $  1,000  $  1,000

Studio Production - Nina Flack .........      $  1,600   $  1,600   $  1,600  $  1,600

Studio Production - Data Load ..........      $  1,800   $  1,800   $  1,800  $  1,800

E-Newsletter - Roger Grant .............      $   --     $   --     $   --    $  1,350

Studio Production - Kendall Loyd
Consulting .............................      $  1,000   $   --     $   --    $   --

Contract Labor/Additional Payroll ......      $  7,500   $  7,500   $  7,500  $  7,500
Pre-Petition Production

Technicians/Programmers ................            $-   $   --     $   --    $   --

United States Trustee Quarterly Fees ...            $-   $   --     $   --    $   --

Professional Services:

Lamberth, Cifelli, Stokes and Stout -
Bankruptcy Counsel .....................      $ 37,500   $   --     $   --    $   --
Paul,Hastings, Janofsky and Walker -
General Counsel ........................      $ 12,500   $   --     $   --    $   --
                                              --------   --------   --------  --------


                      WEEKLY TOTAL .....      $181,500   $ 26,850   $116,350  $ 59,900
                                              ========   ========   ========  ========

                      CUMULATIVE .......      $694,050   $720,900   $837,250   $897,15
                                              --------   --------   --------  --------

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.        Definitions..................................................1

SECTION 2.        Rules of Interpretation......................................5

SECTION 3.        Loan.........................................................6

         (a)      Loan Advances................................................6

         (b)      Procedure for Advances.......................................6

SECTION 4.        Interest and Payments........................................6

         (a)      Interest on Loan.............................................6

         (b)      Principal....................................................6

         (c)      Payments by Borrower.........................................6

         (d)      Computation..................................................7

         (e)      Intent to Limit Charges to Maximum Lawful Rate...............7

         (f)      Designated Account...........................................7

SECTION 5.        Fees.........................................................7

         (a)      Expenses and Attorneys Fees..................................7

SECTION 6.        Use of Loan Proceeds.........................................7

SECTION 7.        Application of Collateral Proceeds...........................8

SECTION 8.        Security Interest; Priority and Liens;
                  Waiver of Priming Rights.....................................8

         (a)      Grant of Security Interest...................................8

         (b)      Negotiable Collateral and Chattel Paper......................8

         (c)      Collection of Accounts General Intangibles and
                  Negotiable Collateral........................................8

         (d)      Delivery of Additional Documentation Required................8

         (e)      Power of Attorney............................................9

         (f)      Right to Inspect.............................................9

         (g)      Commercial Tort Claims.......................................9

         (h)      Grants, Rights and Remedies..................................9

         (i)      Survival....................................................10

         (j)      DIP Priming Lien............................................10

         (k)      DIP Obligations Priority Claim..............................10

         (l)      Perfection of DIP Liens.....................................11

         (m)      Waiver of Right to Grant Superior Liens.....................11

SECTION 9.        Additional Covenants re Collateral..........................11

         (a)      Payment and Performance of DIP Obligations..................11

         (b)      Ownership, Maintenance, and Preservation of
                  Collateral; Compliance With Law.............................11

         (c)      Entry and Inspections.......................................12

         (d)      Taxes, Assessments, Liens, and Security Interests...........12

         (e)      Insurance...................................................13

         (f)      Litigation; Attorney Fees...................................13

         (g)      Lender's Right To Perform for Borrower......................13

         (h)      Contracts, Leases, Permits, Licenses, Franchises............14

         (i)      Borrower's Additional Performance...........................14

         (j)      Indemnity...................................................15

         (k)      Borrower Identification Information; Changes
                  in Name or State of Organization; Authority.................15

         (l)      Cash Collection Procedures..................................16

         (m)      Delivery of Bankruptcy Documents............................16

         (n)      Budget......................................................17

SECTION 10.       Default; Rights and Remedies................................17

         (a)      Events of Default...........................................17

         (b)      Acceleration and Other Remedies.............................19

         (c)      Use of Proceeds.............................................20

SECTION 11.       Miscellaneous...............................................20

         (a)      Entire Agreement............................................20

         (b)      Governing Law; Venue........................................21

         (c)      Counterparts................................................21

         (d)      Amendment; Waivers by Lender................................21

         (e)      Severability................................................21

         (f)      Assignment..................................................21

         (g)      Successors and Assigns......................................21

         (h)      Headings....................................................21

         (i)      Broker's Fees...............................................21

         (j)      Notices.....................................................21

         (k)      Time........................................................22

         (l)      Construction................................................22

         (m)      No Third Party Beneficiaries................................23

SECTION 12.       Effectiveness...............................................23

         (a)      Agreement...................................................23

         (b)      Entry of Interim Order......................................23

         (c)      Representations and Warranties..............................23

         (d)      Transaction Motion..........................................23

SECTION 13.       Conflicts Between this Agreement and Any DIP Order..........23